EX-12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                      EXHIBIT 12

                    PHARMACIA & UPJOHN, INC. AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (U.S. dollar amounts in millions)





                                                                         Year Ended December 31,
                                                       -------------------------------------------------------

                                                       1998             1997        1996        1995        1994
                                                       ----             ----        ----        ----        ----
Earnings from continuing
  operations before income taxes                     $  977            $ 435       $ 818      $1,124       $1,258

Less: Equity in undistributed
  net income (loss) of companies
  owned less than 50%                                    58              (32)          5           7            8
                                                     ------            -----       -----      ------       ------
                                                        919              467         813       1,117        1,250
Add:

  Amortization of previously
     capitalized interest
                                                         12               13          11          10            7
  Fixed charges included in the above:
     Interest and amortization of debt
     expense
                                                         50               59          83         121          139
  Rental expense representative
    of an interest factor                                28               38          37          35           35
                                                     ------            -----       -----      ------       ------
Earnings from continuing operations
  before income taxes and fixed
  charges                                            $1,009            $ 577       $ 944      $1,283       $1,431
                                                     ======            =====       =====      ======       ======
Interest incurred and amortization
  of debt expense                                    $   86            $  91       $ 116      $  150       $  165

Rental expense representative of an
  interest factor                                        28               38          37          35           35
                                                     ------            -----       -----      ------       ------
Total fixed charges                                  $  114            $ 129       $ 153      $  185       $  200
                                                     ======            =====       =====      ======       ======


Ratio of earnings to fixed charges                      8.9              4.5         6.2         6.9          7.2
                                                     ======            =====       =====      ======       ======

                    Pharmacia & Upjohn, Inc. and subsidiaries





======================================================================================================================
1998 (UNAUDITED)                                     FIRST QUARTER   SECOND QUARTER     THIRD QUARTER   FOURTH QUARTER
----------------------------------------------------------------------------------------------------------------------
Dollar amounts in millions, except per-share data

Net sales                                                  $ 1,586          $ 1,654           $ 1,669          $1,849
Cost of products sold                                          486              493               516             536
Research and development                                       285              305               279             365
Selling, general, and administrative                           568              702               599             683
Restructuring                                                   --               --                --              92
Interest Income, net                                           (18)             (17)              (15)            (16)
All other, net                                                  (3)             (34)              (22)             (3)
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                   268              205               312             192
Provision for income taxes                                      94               74               108              70
----------------------------------------------------------------------------------------------------------------------
Net earnings                                               $   174          $   131           $   204          $   122
======================================================================================================================

Net earnings per common share:
Basic                                                      $   .33          $   .25           $   .39         $   .23
Diluted                                                    $   .33          $   .24           $   .38         $   .22
----------------------------------------------------------------------------------------------------------------------
Dividends declared per share                               $   .27          $   .27           $   .27         $   .27
----------------------------------------------------------------------------------------------------------------------
Market Price:
High                                                       $45.875          $46.688           $51.688         $57.250
Low                                                        $33.750          $38.250           $40.438         $44.875
======================================================================================================================



======================================================================================================================
1997 (UNAUDITED)                                     FIRST QUARTER   SECOND QUARTER     THIRD QUARTER   FOURTH QUARTER
Dollar amounts in millions, except per-share data
----------------------------------------------------------------------------------------------------------------------

Net sales                                                  $ 1,635          $ 1,703           $ 1,551          $1,697
Cost of products sold                                          502              550               476             519
Research and development                                       290              288               275             393
Selling, general, and administrative                           601              650               620             771
Restructuring                                                   --               --               125             191
Interest Income, net                                           (23)             (15)              (20)            (22)
All other, net                                                 (22)             (32)              (36)             70
----------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                   287              262               111            (225)
Provision for income taxes                                     108              100                49             (80)
----------------------------------------------------------------------------------------------------------------------
Net earnings                                               $   179          $   162           $    62          $ (145)
======================================================================================================================

Net earnings per common share:
Basic                                                      $   .34          $   .31           $   .11          $ (.29)
Diluted                                                    $   .33          $   .30           $   .11          $ (.29)
----------------------------------------------------------------------------------------------------------------------
Dividends declared per share                               $   .27          $   .27           $   .27          $  .27
======================================================================================================================